EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 1999 (except as to note 18 which is as at July 15, 1999), in the Registration Statement on Form SB-2 and related prospectus of Talisman Enterprises Inc. dated July 15, 1999.


Hamilton, Canada                                           /s/ Ernst & Young LLP
July 15, 1999